UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2009

TEPPCO PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-10403	76-0291058
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

1100 Louisiana, Suite 1600, Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code:  (713) 381-3636

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement.

On August 14, 2008, TEPPCO O/S Port System, LLC (“TEPPCO LLC”), an indirect wholly-owned subsidiary of TEPPCO Partners, L.P. (“TEPPCO”) entered into a Partnership Agreement (the “Partnership Agreement”) for the Texas Offshore Port System (“TOPS”) with Enterprise Offshore Port System, LLC (“Enterprise”) and Oiltanking Freeport L.P. (“Oiltanking”).  On April 16, 2009, TEPPCO LLC elected to dissociate, or exit from, the TOPS partnership and forfeit its investment and its one-third ownership interest in the partnership. As a result, TEPPCO expects to record a non-cash charge of approximately $34 million against its earnings for the second quarter of 2009.  The decision to dissociate from TOPS was in connection with a disagreement with Oiltanking.  Enterprise, an affiliate of TEPPCO,  has also elected to dissociate from TOPS effective April 16, 2009.

TOPS was formed to design, construct, own and operate a new Texas offshore crude oil port and pipeline system to facilitate delivery of waterborne crude oil to refining centers along the upper Texas Gulf Coast.  The TOPS project includes an offshore port, two onshore storage facilities with approximately 5.1 million barrels of total crude oil storage capacity, and an associated 160-mile pipeline system with the capacity to deliver up to 1.8 million barrels per day of crude oil.  The total cost of the project had been estimated at $1.8 billion.

Oiltanking has alleged in response to the notices of dissociation that the dissociation of TEPPCO LLC and Enterprise was wrongful and in breach of the TOPS partnership agreement.  TEPPCO believes that its subsidiary’s actions in dissociating from the partnership are permitted by, and in accordance with, the terms of the TOPS partnership agreement and, should the need arise, intends to vigorously defend such actions.

Item 7.01.   Regulation FD Disclosure.

On April 21, 2009, TEPPCO issued a press release regarding its dissociation, or exit from, the Texas Offshore Port System partnership.  A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit 99.1 is “furnished” and not filed herewith for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section.  It may only be incorporated by reference in another filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 if and to the extent such subsequent filing specifically references the information therein.

Exhibit No.	Description

99.1	TEPPCO Partners, L.P. press release dated April 21, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEPPCO PARTNERS, L.P.

By: Texas Eastern Products Pipeline Company, LLC, its General Partner

Date: April 21, 2009	By:	/s/ Tracy E. Ohmart
	Name:	Tracy E. Ohmart
	Title:	Acting Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	TEPPCO Partners, L.P. press release dated April 21, 2009.